EXHIBIT 10.1

FIRST AMENDMENT TO BOARD SERVICE AND RELEASE AGREEMENT

         This First Amendment to Board Service and Release Agreement (this “Amendment”), dated as of March 2, 2006, to the Board Service and Release Agreement, dated as of November 10, 2004 (the “Existing Agreement”), is by and between HealthTronics, Inc. (the “Company”) and Argil J. Wheelock, M.D., an individual (“Director”).

RECITALS

         WHEREAS, the parties to the Existing Agreement (as amended by this Amendment and as further amended from time to time, the “Agreement”) desire to amend the Existing Agreement to amend the timing of payment of the Severance Pay (as defined in the Existing Agreement).

AGREEMENT

NOW, THEREFORE, the parties hereto covenant and agree as follows:

1. Definition. Capitalized terms used herein and not otherwise defined herein shall have their respective meanings set forth in the Existing Agreement.

2. Amendment.

                (a)        Section 2.1 of the Existing Agreement is hereby amended by adding after the reference therein to “reason” the following: “, or, with respect to Director’s service as Non-executive Chairman of the Board, the time Director otherwise no longer serves as Chairman of the Board of HealthTronics”.

                (b)        Section 3.2 of the Existing Agreement shall be amended by deleting the reference therein to “termination of Director’s service to the Company as a result of Director’s death, resignation, removal, replacement, failure to be elected by HealthTronics’ shareholders, failure to be nominated for election by the HealthTronics’ Board of Directors or Director otherwise no longer serving on the HealthTronics’ Board of Directors; provided, that such termination of service occurs after the Effective Date” and replacing it with “Director no longer serving as Chairman of the Board of HealthTronics”.

        3.     Effect on the Existing Agreement. Except as specifically amended by this Amendment, all terms of the Existing Agreement shall remain in full force and effect. The term “Agreement” as used in the Existing Agreement shall mean the Existing Agreement as amended by this Amendment.

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4. Other.

(a) This Amendment shall be governed by the laws of the State of Texas without giving effect to principles of conflicts of laws.

(b) This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

                (c)        This Amendment constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, related to the subject matter hereof.

(d) This Amendment shall not be amended or revised except in a writing executed by the parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date hereof.

HEALTHTRONICS, INC.

By:	/s/ James S.B. Whittenburg

Name: Title:	James S.B. Whittenburg President – AK Specialty Vehicles, Senior Vice President – Development and General Counsel

/s/ Argil J. Wheelock, M.D.

Argil J. Wheelock, M.D.

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